UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

TAX FREE FUND FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On December 11, 2023, Ocean Capital LLC (“Ocean Capital”) and the other parties named therein filed with the Securities and Exchange Commission (the “SEC”) an Amendment No. 8 to their Schedule 13D with respect to Tax Free Fund for Puerto Rico Residents, Inc. (the “Fund”), a copy of which is filed herewith as Exhibit 1.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax Free Fund for Puerto Rico Residents, Inc. (with respect to its 2024 annual meeting of shareholders):

Ocean Capital and the other participants in its solicitation (collectively, the “Participants”) intend to file with the SEC a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of the Fund with respect to its 2024 annual meeting of shareholders. All shareholders of the Fund are advised to read the definitive proxy statement, any amendments or supplements thereto and other documents related to the solicitation of proxies by the Participants when they become available, as they will contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. The definitive proxy statement and accompanying BLUE proxy card will be furnished to some or all of the Fund’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on December 11, 2023. This document is available free of charge from the source indicated above.

Exhibit 1